Exhibit 1

TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Bristol-Myers Squibb Debenture-Backed Series 2002-18
*CUSIP:	21988G346	Class	A-1
	21988GCB0	Class	A-2A
	21988GCC8	Class	A-2B

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2008.

INTEREST ACCOUNT

Balance as of	August 1, 2007.....	$0.00
	Scheduled Income received on securities.....	$865,562.50
	Unscheduled Income received on securities.....	$0.00

LESS:
	Distribution to Class A-1 Holders.....	-$786,875.00
	Distribution to Class A-2A Holders.....	-$78,687.50
	Distribution to Class A-2B Holders.....	-$0.00
	Distribution to Depositor.....	-$0.00
	Distribution to Trustee.....	-$0.00
Balance as of	February 1, 2008.....	$0.00

PRINCIPAL ACCOUNT

Balance as of	August 1, 2007.....	$0.00
Scheduled principal payment received on securities.....		$0.00

LESS:
Distribution to Holders.....		-$0.00
Balance as of	February 1, 2008.....	$0.00

UNDERLYING SECURITIES HELD AS OF February 1, 2008

Principal Amount	Title of Security

$25,180,000	Bristol-Myers Squibb Company 6.875% Debentures due August 1, 2097
	*CUSIP:	110122AC2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness.  It is included solely for the convenience of the Holders.